                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 25, 2002


                          CATALYST SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)

                                     0-21488
                            (Commission File Number)

          DELAWARE                                   77-0083129
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
       incorporation)


                                  1250 BORREGAS
                           SUNNYVALE, CALIFORNIA 94089
             (Address of principal executive offices, with zip code)

                                 (408) 542-1000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

        On April 29, 2002, Catalyst Semiconductor, Inc. (the "Company") issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that the Company has completed its repurchase of 1,500,000 shares of common stock of the Company at a price of $3.1255 per share from Elex N.V., or Elex, a Belgian holding company, in a private transaction. The repurchase was completed on April 25, 2002. Prior to completion of the repurchase, Elex owned approximately 29.7% of the Company's outstanding shares and it continues to hold
4.0 million shares of the Company's common stock. Mr. Roland Duchatelet, the Chairman, CEO and a major shareholder of Elex, serves as a member of the Company's Board of Directors.

        The terms of the repurchase are more fully set forth in the Stock Transfer Agreement attached hereto as Exhibit 10.77.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits.

     Exhibit
     Number     Description
     -------    -----------
      10.77     Stock Transfer Agreement dated April 19, 2002 by and between
                Catalyst Semiconductor, Inc. and Elex N.V.

      99.1      Press Release of Catalyst Semiconductor, Inc. dated April 29,
                2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2002
                                     CATALYST SEMICONDUCTOR, INC.

                                     By: /s/   Radu M. Vanco
                                         -----------------------
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

                                 Exhibit Index


     Exhibit
     Number     Description
     -------    -----------
      10.77     Stock Transfer Agreement dated April 19, 2002 by and between
                Catalyst Semiconductor, Inc. and Elex N.V.

      99.1      Press Release of Catalyst Semiconductor, Inc. dated April 29,
                2002.